Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Real Goods Solar, Inc. (“Real Goods Solar” or “RGS”) has prepared the following unaudited pro forma condensed combined financial statements to reflect the purchase business combination of Elemental Energy LLC, doing business as Sunetric (“Sunetric”), on May 14, 2014, which is accounted for in accordance with Financial Accounting Standards Board (“FASB”) Topic 805, Business Combinations. The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of Real Goods Solar and Sunetric as of March 31, 2014, giving effect to the acquisition as if it occurred on March 31, 2014. The unaudited pro forma condensed combined statements of operations consolidates the historical statements of operations of Real Goods Solar and Sunetric for the three months ended March 31, 2014 and for the year ended December 31, 2013, giving effect to the acquisition as if it occurred on January 1, 2013. Since Real Goods Solar consummated another significant purchase business combination, Mercury Energy, Inc. (“Mercury”), on January 14, 2014, prior to the acquisition of Sunetric, the Real Goods Solar and Mercury unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 is first presented to reflect the pro forma effect of the Mercury acquisition, which is then carried forward as the beginning point for Real Goods Solar and Sunetric unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013. Real Goods Solar’s historical balance sheet at March 31, 2014 and its historical statement of operations for the three months ended March 31, 2014 already reflect Mercury. Certain reclassifications have been made to Sunetric’s and Mercury’s historical financial statements in order to present them on a basis consistent with those of Real Goods Solar.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to present the results that Real Goods Solar would have reported if Real Goods Solar completed the acquisitions on the assumed dates or for the periods presented, or which Real Goods Solar may realize in the future. To produce the pro forma financial information, Real Goods Solar allocated the purchase prices of Sunetric and Mercury using its best estimates of the provisional purchase consideration transferred and fair values of the assets acquired and liabilities assumed, based on the most recently available information. These assumptions and estimates could change significantly in the future. Accordingly, the purchase business combination accounting adjustments reflected in the unaudited pro forma condensed combined financial statements included herein are preliminary and subject to change. The unaudited pro forma condensed combined financial statements are based on the assumptions and adjustments that give effect to events that are: (i) directly attributable to the transaction; (ii) factually supportable; and (iii) expected to have a continuing impact, as described in the accompanying notes and do not reflect any potential operating efficiencies. It is recommended that the unaudited pro forma condensed combined financial statements be read in conjunction with the historical financial statements, including the notes thereto, for each of Real Goods Solar, Sunetric, and Mercury.

Real Goods Solar and Sunetric

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2014

(in thousands, except per share data)

	RGS Historical	Sunetric Historical	Pro Forma Adjustments		RGS Pro Forma
Net revenue	$22,143	$5,299	$—		$27,442
Cost of goods sold	18,852	4,320	—		23,172

Gross profit	3,291	979	—		4,270

Expenses:
Selling and operating	8,168	1,436	62	a	9,666
General and administrative	2,756	—	14	b	2,770
Acquisition and other costs	2,301	—	(2,281)	c	20

Total expenses	13,225	1,436	(2,205)		12,456

Loss from operations	(9,934)	(457)	2,205		(8,186)
Interest expense	(221)	—	—		(221)
Change from valuation of warrants	(4,667)	—	—		(4,667)

Loss before income taxes	(14,822)	(457)	2,205		(13,074)
Income tax expense	6	—	—		6

Net loss	$(14,828)	$(457)	$2,205		$(13,080)

Net loss per share:
Basic and diluted	$(0.34)				$(0.27)

Weighted-average shares outstanding:
Basic and diluted	43,600		4,030	d	47,630

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Real Goods Solar and Mercury

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2013

(in thousands, except per share data)

	RGS Historical	Mercury Historical	Pro Forma Adjustments		RGS and Mercury Pro Forma
Net revenue	$101,342	$16,490	$—		$117,832
Cost of goods sold	79,032	10,638	—		89,670

Gross profit	22,310	5,852	—		28,162

Expenses:
Selling and operating	25,667	4,201	—		29,868
General and administrative	6,973	2,431	191	b	9,595
Acquisition and other costs	2,010	1,154	(2,354)	c	810

Total expenses	34,650	7,786	(2,163)		40,273

Loss from operations	(12,340)	(1,934)	2,163		(12,111)
Interest income	1,098	(15)	—		1,083

Loss before income taxes	(11,242)	(1,949)	2,163		(11,028)
Income tax expense	58	4,410	(4,410)	e	58

Net loss	$(11,300)	$(6,359)	$6,573		$(11,086)

Net loss per share:
Basic and diluted	$(0.38)				$(0.30)

Weighted-average shares outstanding:
Basic and diluted	29,486		7,604	d	37,090

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Real Goods Solar, Mercury, and Sunetric

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2013

(in thousands, except per share data)

	RGS and Mercury Pro Forma	Sunetric Historical	Pro Forma Adjustments		RGS Pro Forma
Net revenue	$117,832	$38,331	$—		$156,163
Cost of goods sold	89,670	31,277	—		120,947

Gross profit	28,162	7,054	—		35,216

Expenses:
Selling and operating	29,868	7,621	3,483	a	40,972
General and administrative	9,595	—	56	b	9,651
Acquisition and other costs	810	—	—		810

Total expenses	40,273	7,621	3,539		51,433

Loss from operations	(12,111)	(567)	(3,539)		(16,217)
Interest income	1,083	(2)	—		1,081

Loss before income taxes	(11,028)	(569)	(3,539)		(15,136)
Income tax expense	58	—	—		58

Net loss	$(11,086)	$(569)	$(3,539)		$(15,194)

Net loss per share:
Basic and diluted	$(0.30)				$(0.37)

Weighted-average shares outstanding:
Basic and diluted	37,090		4,030	d	41,120

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Real Goods Solar and Sunetric

Unaudited Pro Forma Condensed Combined Balance Sheet

March 31, 2014

(in thousands)

	RGS Historical	Sunetric Historical	Pro Forma Adjustments		RGS Pro Forma
ASSETS
Current assets
Cash	$11,111	$260	$(755)	f	$10,616
Accounts receivable, net	15,441	3,054	—		18,495
Costs in excess of billings on uncompleted contracts	6,001	689	—		6,690
Inventory, net	6,740	1,986	—		8,726
Deferred costs on uncompleted contracts	2,072	—	—		2,072
Other current assets	1,528	128	—		1,656

Total current assets	42,893	6,117	(755)		48,255
Property and equipment, net	3,541	175	—		3,716
Intangibles, net	22,496	—	4,630	g	27,126
Goodwill	1,867	—	8,754	h	10,621
Other assets	1,455	14	—		1,469

Total assets	$72,252	$6,306	$12,629		$91,187

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,516	$3,654	$—		$20,170
Accrued liabilities	5,212	580	519	g	6,311
Billings in excess of costs on uncompleted contracts	1,730	1,911	—		3,641
Term loan	2,000	—	—		2,000
Related party debt	4,150	—	—		4,150
Deferred revenue and other current liabilities	886	80	—		966

Total current liabilities	30,494	6,225	519		37,238
Accrued liabilities	989	1,445	(92)	g	2,342
Common stock warrant liability	19,117	—	—		19,117

Total liabilities	50,600	7,670	427		58,697

Commitments and contingencies
Shareholders’ equity:
Common stock	5	—	—		5
Members’ deficit	—	(1,364)	1,364	i	—
Additional paid-in capital	126,038	—	9,420	j	135,458
Business combination consideration to be transferred	—	—	2,173	j	2,173
Accumulated deficit	(104,391)	—	(755)	f	(105,146)

Total shareholders’ equity	21,652	(1,364)	12,202		32,490

Total liabilities and shareholders’ equity	$72,252	$6,306	$12,629		$91,187

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1. Description of Transaction

Sunetric

On May 14, 2014, Real Goods Solar acquired 100% of the equity interests of Sunetric, pursuant to the terms of a Membership Interest Purchase Agreement entered into on March 26, 2014 and amended on May 14, 2014 (“Sunetric Purchase Agreement”). The provisional purchase consideration transferred totaled $11.6 million and consisted of 4.0 million unregistered shares of Real Goods Solar’s Class A common stock with an estimated fair value of $11.1 million based on the closing price of $2.75 per share for Real Goods Solar’s Class A common stock on May 14, 2014 and $0.5 million of estimated probable contingent consideration. The provisional purchase consideration transferred is subject to a working capital true-up adjustment based on the determined final closing balances. The contingent consideration gives the sellers the potential to earn up to $3.0 million in additional earn-out payments, to be paid in unregistered shares of Real Goods Solar’s Class A common stock, upon the achievement of certain revenue and income earn-out targets for 2014 and 2015. The provisional purchase consideration transferred is preliminary and subject to further revisions. Also, under the terms of the Sunetric Purchase Agreement, Real Goods Solar was required to issue on May 28, 2014 an additional 217,076 registered shares of its Class A common stock in satisfaction of employee retention obligations through the closing date of the transaction.

Mercury

On January 14, 2014, Real Goods Solar acquired 100% of the voting equity interests of Mercury through a merger. The provisional purchase consideration transferred was comprised of 7.6 million shares of Real Goods Solar’s Class A common stock with an estimated fair value of $29.1 million based on the closing price of $3.83 per share for Real Goods Solar’s Class A common stock on January 13, 2014. The provisional purchase consideration transferred is preliminary and is subject to a working capital true-up adjustment based on the determined final closing balances and other revisions. Also, upon closing of the acquisition, Real Goods Solar placed an additional 744,019 shares of its Class A common stock into escrow for the periodic distribution to certain employees in satisfaction of their continued employment with Real Goods Solar through October 2014.

2. Provisional Purchase Consideration Transferred

The following are estimates of the provisional purchase consideration transferred for each of the purchase business combinations.

Sunetric

Real Goods Solar Class A common shares issued	3,425,393
Real Goods Solar Class A common shares to be transferred	604,711

Total Real Goods Solar Class A common shares	4,030,104
Real Goods Solar’s closing stock price on May 13, 2014	$2.75

Estimated fair value of shares	$11,082,786
Estimated fair value of probable contingent consideration	510,000

Total estimated provisional purchase consideration transferred	$11,592,786

Mercury

Real Goods Solar Class A common shares issued	7,136,878
Real Goods Solar Class A common shares in escrow	467,249

Total Real Goods Solar Class A common shares	7,604,127
Real Goods Solar’s closing stock price on January 13, 2014	$3.83

Total estimated provisional purchase consideration transferred	$29,123,806

3. Preliminary Purchase Consideration Transferred Allocation

The acquisitions of Sunetric and Mercury have been accounted for in accordance with the acquisition method of accounting. The amounts in the tables below represent the preliminary allocation of the provisional purchase consideration transferred and are allocated to Sunetric’s assets and liabilities based on their estimated fair value as of March 31, 2014 and to Mercury’s assets and liabilities based on their estimated fair value as of January 14, 2014. The final determinations of the purchase consideration transferred allocations may be significantly different from the preliminary estimates used in these unaudited pro forma condensed combined financial statements. Changes to separately identified tangible and intangible assets and liabilities may result in corresponding adjustments to goodwill. Real Goods Solar is in the process of obtaining third-party valuation studies of these acquired assets and assumed liabilities. Real Goods Solar believes the separately identifiable intangibles may eventually include non-compete agreements, production backlogs, and trademarks. Since the valuations of these intangibles have not been finalized, the amortization expense recorded for these intangibles was estimated for all periods presented in the unaudited pro forma condensed combined financial statements.

Sunetric

In thousands	Amount
Assets:
Cash	$260
Accounts receivable	3,054
Costs in excess of billings on uncompleted contracts	689
Inventory	1,986
Other current assets	128

Total current assets	6,117
Property and equipment	175
Intangibles	4,630
Goodwill	8,754
Other assets	14

Total assets acquired	$19,690

Liabilities:
Accounts payable	$3,654
Accrued liabilities	1,099
Billings in excess of costs on uncompleted contracts	1,911
Other current liabilities	80

Total current liabilities	6,744
Other liabilities	1,353

Total liabilities assumed	8,097

Total provisional purchase consideration transferred	$11,593

The estimated acquired intangibles, based on preliminary third-party valuation studies, are comprised of customer-related intangibles, such as production backlog of $3.26 million, and marketing-related intangibles, such as trademarks of $1.24 million and a non-compete agreement of $0.13 million, the fair values of which were preliminarily estimated using traditional discounted future cash flow models. The preliminary estimated useful lives assigned to these intangibles are as follows: production backlog – 12 months; trademarks – 120 months; and non-compete agreement – 24 months. The production backlog and non-compete agreement intangibles are amortized on a straight-line basis and the trademarks are amortized as their benefits are realized based on discounted future cash flow analyses.

Mercury

In thousands	Amount
Assets:
Cash	$11,773
Accounts receivable	1,817
Costs in excess of billings on uncompleted contracts	2,513
Inventory	1,496
Deferred costs on uncompleted contracts	253
Other current assets	315

Total current assets	18,167
Property and equipment	399
Goodwill and other intangibles	18,572
Other assets	554

Total assets acquired	$37,692

Liabilities:
Accounts payable	$5,499
Accrued liabilities	670
Billings in excess of costs on uncompleted contracts	1,728
Deferred revenue and other current liabilities	70

Total current liabilities	7,967
Other liabilities	601

Total liabilities assumed	8,568

Total provisional purchase consideration transferred	$29,124

As of the date of this Current Report on Form 8-K, Real Goods Solar was unable to reasonably estimate preliminary fair values for Mercury’s separate intangibles. Consequently, no adjustment to amortization expense has been made for such intangibles in the unaudited pro forma condensed combined financial statements.

5. Pro Forma Financial Statement Adjustments

The following unaudited pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial statements. These adjustments give effect to pro forma events that are (i) directly attributable to the acquisitions, (ii) factually supportable, and (iii) expected to have a continuing impact on the combined company. As of the date of this Current Report on Form 8-K, Real Goods Solar has not completed the detailed valuation studies necessary to arrive at the required final estimates of the fair value of assets acquired, liabilities assumed, and the related allocations of purchase consideration transferred, nor has it identified to date any material adjustments necessary to conform the acquired company’s policies to Real Goods Solar’s accounting policies. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

a) To record estimated amortization expense.

b) To record estimated incentive compensation expense.

c) To remove historical acquisition-related costs of $1.2 million for each of Real Goods Solar and Mercury.

d) Reflects the issuance of shares to effect the purchase business combination.

e) To adjust the acquired business’ income tax provision to zero as a result of establishing valuation allowances against generated net deferred tax assets.

f) To record estimated Sunetric acquisition-related costs not yet reflected in the historical balance sheets.

g) To adjusted Sunetric’s historical asset and liability balances to their estimated fair values at March 31, 2014.

h) To record the estimated excess of the preliminary fair value of assets acquired and liabilities assumed over the provisional purchase consideration transferred.

i) To remove Sunetric’s historical members’ deficit.

j) To record the issuance of shares to effect the acquisition and the estimated probable contingent consideration.